The Prudential Investment Portfolios, Inc.
         -Jennison Growth Fund (formerly Prudential Jennison Growth Fund) -Jennison Equity Opportunity Fund (formerly Prudential Equity
Opportunity Fund)
	-Dryden Active Balanced Fund (formerly Prudential Active Balanced
Fund)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						November 25, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                             Re: The Prudential Investment Portfolios, Inc.
                                     File No. 811-07343


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for The Prudential Investment Portfolios, Inc. for the fiscal year ended September 30, 2003. The Form N-SAR was filed using the EDGAR system.



                                                       Very truly yours,



                                                        /s/ Lori E. Bostrom
                                                           Lori E. Bostrom
                                                            Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of November, 2003.







The Prudential Investment Portfolios, Inc.





Witness:/s/ Lori E. Bostrom			By:/s/ Grace C. Torres
            Lori E. Bostrom	 		    Grace C. Torres
            Secretary			     	    Treasurer





























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